Exhibit 10.6

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement (“Amendment”), dated as of October 1, 2024, is made by and between Soluna Holdings, Inc., a Nevada corporation (“Company”) and Chuntao Zhou (“Purchaser”), and amends that certain Securities Purchase Agreement, dated July 19, 2022 (the “Initial Agreement”; as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) between Company and Purchaser. Company and Purchaser are sometimes hereinafter referred to as each, a “Party”, and together, the “Parties”. All capitalized terms used and not defined herein have the meaning given thereto in the Agreement.

WHEREAS, Company and Purchaser wish to amend the Initial Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Parties mutually agree as follows:

Section 1. Amendments to Section 1.1.

(a) Section 1.1 of the Initial Agreement is hereby amended to insert the following defined terms:

“Amendment Effective Date” means the date upon which the Company has obtained the Exchange Cap Consent (as defined in the YA SEPA).

“At The Market Offering” means an “at-the-market” offering or similar agreement, whereby the Company may issue securities at a future determined price.

“Equity Line of Credit” means any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula.

“Excluded Subsequent Offerings” means (i) transactions permitted under the Agreement, as amended, (ii) the issuance of securities in the ordinary course of business for acquisitions at a price or effective price that is less than the highest price per share of the securities issued or issuable in the offering pursuant to the Initial Agreement, including but not limited to the Warrants and Warrant Shares, and (iii) any issuance of securities of up to $50,000,000 pursuant to a transaction with YA II PN, Ltd. and its Affilaites (other than pursuant to the YA SEPA of up to $25,000,000) and that has a conversion price of such securites as of the closing of such transaction that is greater than or equal to the Conversion Price (as defined in the Certificate of Designations, as amended) as of such date.

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“Scheduled Leakout Period” means the twelve-month period commencing on the date that is the earlier of (i) the twelve month anniversary of the declaration by the SEC of the effectiveness of the Specified Registration Statement or (ii) the date on which the SEPA is terminated in accordance with its terms.

“Specified Registration Statement” means the initial Registration Statement (as defined in the YA Registration Rights Agreement) filed pursaunt to the YA Registration Rights Agreement.

“Subseqent Offering” means an offering described in Section 4.11(a) and 4.11(b) (including without limitation up to $25,000,000 under the YA SEPA), other than any Excluded Subsequent Offerings.

“Subseqent Offering Consent” means either the express written consent of the Purchasers or the receipt by the Puchasers at the closing of a Subsequent Offering of 10% of the amount of the capital raised by the Company to be paid at the time of the issuance of any Common Stock or Common Stock Equivalents, preferred stock, or equity of the Company in such Subsequent Offering, in the Company’s discretion, in cash or the same such securities issued by the Company in such Subsequent Offering.

“Subseqent Offering Restricted Period” means the period commencing on the Amendment Effective Date and ending on the earlier of (i) the date that the Company elects, in its sole and absolute discretion, to terminate such period and (ii) the last day of the Scheduled Leakout Period.

“Variable Rate Transaction” means, collectively, an Equity Line of Credit and a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

“YA Registration Rights Agreement” means the Registration Rights Agreement, as defined in the Yorkville SEPA.

“YA SEPA” means that certain Standard Equity Purchase Agreement, dated as of August 12, 2024, by and between the Company and YA II PN, Ltd., as amended.

(b) Section 1.1 of the Initial Agreement is hereby amended on the Amendment Effective Date by substituting the definitions set forth below for the corresponding definitions set forth in the Initial Agreement:

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“Company Counsel” means J.P. Galda & Co., with offices at 40 East Mongomery Avenue, LTW 220, Ardmore, PA 19003, and/or Nixon Peabody LLP, with offices at 70 W. Madison Street, Suite 5200, Chicago, IL 60602.

Section 2. Amendment to Section 4.11. Section 4.11 of the Initial Agreement is hereby amended and restated in its entirety on the Amendment Effective Date as follows:

4.11 Subsequent Equity Sales.

(a) During the Subsequent Offering Restricted Period, the Company shall not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, preferred stock, or equity of the Company at a price or effective price that is less than the highest price per share of the securities issued or issuable in the offering including but not limited to the Warrants and the Warrant Shares, or (ii) file any registration statement (other than on Form S-8) or any amendment or supplement thereto on behalf of the Company, in each case, without a Subsequent Offering Consent.

(b) During the Subsequent Offering Restricted Period, the Company shall not effect or enter into an Equity Line of Credit or At The Market Offering or an agreement to effect any issuance by the Company of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, in each case, without a Subsequent Offering Consent.

Section 3. Amendment to Section 4.16. Section 4.16 of the Initial Agreement is hereby amended and restated in its entirety on the Amendment Effective Date as follows:

4.16 [Reserved]

Section 4. Effectiveness. Except as specifically modified and amended in this Amendment, all of the terms, provisions, requirements and specifications contained in the Initial Agreement remain in full force and effect.

Section 5. Entire Agreement. This Amendment and the Initial Agreement, as modified by this Amendment, constitute the entire agreement of the parties with respect to the subject matter hereof, and supersedes and replaces any prior or contradictory representations, warranties, or agreements with respect with the subject matter hereof.

Section 6. Counterparts. The Parties acknowledge and agree that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. This Amendment may be executed in two or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof. The Parties acknowledge and agree that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the date first above written.

SOLUNA HOLDINGS, INC.

By:
Name:	John Belizaire
Title:	CEO

Chuntao Zhou

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